                                                                   EXHIBIT 10.11

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED MATERIALS ARE INDICATED BY THE FOLLOWING NOTATION: [***].

                        TECHNOLOGY DEVELOPMENT AGREEMENT

                                                                         11/6/01

                                     BETWEEN
                     POLARFAB AND ALLEGRO MICROSYSTEMS, INC.

     WHEREAS, the two parties have entered into a so called Foundry Agreement on May 25th, 2001; and

     WHEREAS, the parties desire to enter into a Technology Development Agreement; and

     WHEREAS, the parties desire to first agree to be bound by the principal terms of a Technology Development Agreement, and subsequently agree to a more detailed Technology Development Agreement;

     NOW THEREFORE, the parties hereby agree to be bound by the following principal terms of a Technology Development Agreement. It is expected that the more detailed Technology Development Agreement will be agreed to within two weeks of the signing of this principal terms agreement.

     PolarFab will help Allegro develop Allegro's new technology described below, and using that new technology PolarFab will manufacture wafers for Allegro.

     The new technology to be developed will be so called ABCD4. The term ABCD4 will include derivative technologies (including, but not limited to, DABIC6 and [***] Volt ABCD4). ABCD4 is essentially a shrink of Allegro's ABCD3 technology and is targeted at a minimum feature size of [***] microns.

1.   EXPECTED WAFER VOLUME PER WEEK OF ABCD4

     During the production phase (i.e., after qualification):

     Year 1: Up to Approximately [***] Wafers Per Week
     Year 2: Up to Approximately [***] Wafers Per Week
     Year 3: Up to Approximately [***] Wafers Per Week

     Allegro will provide PolarFab with a 12-month rolling forecast of requirements. PolarFab will guarantee manufacturing capacity to Allegro based on Allegro's Expected Wafer Volume Per Week as stated above, [***]. However, PolarFab will not be obligated to increase its production for Allegro by more than [***] wafers per week in a time period shorter than [***], and PolarFab will not be obligated to increase its production for Allegro by [***] wafers per week in a time period of less than [***], and PolarFab will have a time period of no less than [***] to increase its production for Allegro by more than [***] wafers per week to [***] wafers per week.

     Allegro's minimum volume commitment is an average of [***] wafers per week, calculated in calendar quarters, in year 2 and in year 3. In the event that Allegro does not purchase [***] wafers in any calendar quarter in years 2 and 3, Allegro will pay to PolarFab [***]% of the sale price of each wafer not purchased below [***]. However, payments for wafers not purchased will not exceed $[***] in any calendar year.

2.   POLARFAB'S AFFIRMATIVE OBLIGATION AND CAPACITY ALLOCATION

     PolarFab recognizes that by this Agreement PolarFab will become a critical supplier to Allegro, and therefore PolarFab agrees that it will allocate sufficient technical human resources and capacity and give Allegro's needs sufficient priority in order to meet PolarFab's commitment to Allegro hereunder. Allegro also recognizes the critical nature of this Agreement and agrees to allocate sufficient technical human resources so that it will not impede successful completion of the objectives of this Agreement.

     Allegro's 12 month rolling forecast of requirements will include wafer outs, updated every eight weeks. Allegro will forecast total wafer volume (ABC3/ABCD3/ABCD4), and Allegro can use the capacity allocation under this Technology Development Agreement and the Foundry Agreement interchangeably, e.g. if Allegro's ABCD4 volume needs increase beyond forecasted levels in the 12 month rolling forecast, PolarFab is obligated to meet those higher volume needs in the event that Allegro provides a corresponding reduction for its need for ABCD3 products.

3.   PRICING/RESTRICTIONS ON USE

     Pricing for all foundry wafers being processed by PolarFab under this Technology Development Agreement will be as defined in the Foundry Agreement and will be in effect for [***]. Price breaks will be calculated by combining all wafer types (ABC3/ABCD3/ABCD4) being shipped in any given week.

     In the event that any lower price is charged by PolarFab to any third party for wafers using ABCD3 technology, Allegro for the next two years will receive that lower price provided to such third party for wafers using ABCD3 and ABCD4 technology and all orders for ABCD3 and/or ABCD4 products for Allegro not yet delivered will be reduced to that lower price.

     PolarFab's right to use Allegro's ABCD3 technology will be subject to the following limitations:

     A. Except as provided in paragraphs 3B and 3C, PolarFab may use any portion of Allegro's ABCD3 technology in the manufacturing of any product for any customer upon (but not before) the occurrence of the following two events: i.) the expiration of [***] after PolarFab has shipped [***] qualified ABCD3 wafers to Allegro, and ii.) ABCD4 technology is qualified at PolarFab. Since PolarFab's total back-end process is not part of Allegro's ABCD3 technology, PolarFab is free to use its own back-end process any time.

     B. At no time will PolarFab, irrespective of the technology used, sell products into Hall Effect applications.

     C. After the selling restrictions set forth in paragraph 3A are no longer applicable, PolarFab is prohibited from selling, directly or indirectly, any products using any part of Allegro's technology to the competitors of Allegro as set forth on "Exhibit A" attached.

     D. In the event PolarFab is purchased by one of the Allegro's competitors, as set forth on "Exhibit A" attached, these selling restrictions will continue to apply regarding inter-company transactions between PolarFab and that purchaser.

     E. The selling restrictions contained in the immediately preceding three paragraphs will remain in effect for [***] after the termination of this Agreement.

     F. All selling restrictions on PolarFab contained in this paragraph 3 will continue irrespective of whether any Allegro technology transferred hereunder is modified, including but not limited to modifications to wafer size or geometry.

     G. The parties agree that Allegro will have access to injunctive relief in the event that any of these selling restrictions are breached.

     The royalty to be paid by PolarFab to Allegro for each wafer sold to third parties using Allegro's ABCD3 technology is [***]% of PolarFab's selling price to its customers, to be paid monthly.

4.   DELIVERABLES

     In order to help PolarFab market the ABCD3 process, Allegro will deliver the following to PolarFab:

     a.)  [***].

     b.)  [***].

     c.)  [***].

     d.)  [***].

     e.)  [***].

5.   EXCLUSIVITY

     PolarFab will use ABCD4 only to manufacture wafers for Allegro, and not for anyone else. Any purchaser of a portion or all of PolarFab will have the same restriction on the use of ABCD4. In addition, PolarFab is restricted from disclosing, selling or transferring ABCD3 or ABCD4 technology to any third party.

6.   LIST OF COMPONENTS INCLUDED IN TECHNOLOGY

     Set forth on "Exhibit B" attached.

7.   CONTRIBUTION OF EACH PARTY TO TECHNOLOGY DEVELOPMENT

     As part of the development, PolarFab will supply to Allegro complete documentation of each ABCD4 unit process step as implemented at PolarFab and will provide engineering assistance to Allegro as reasonably required to put the technology into Allegro's fabrication facility. The technologies (ABCD4 and its derivatives) will be specified, and the process architecture and components defined, by Allegro and fabricated and qualified initially at PolarFab and all this information will be provided to Allegro as implemented by PolarFab. Once qualified, PolarFab will act as a foundry for these technologies using its own internal fabrication facility and Allegro reserves the right to transfer these technologies to its own internal fabrication facility and reserves the right to transfer these technologies to a third party facility, provided that such alternate third party can only use these technologies to manufacture for Allegro. ABCD4 and its derivatives, including process architecture, component architecture, simulation and characterization files are not to be used by PolarFab except in manufacturing for Allegro.

     [***]

8.   GOOD FAITH MILESTONE CHART FOR ABCD4 AND ITS DERIVATIVES

     Set forth on "Exhibit C" attached is a Good Faith Milestone Chart for the development of ABCD4 and its derivatives.

     The initial three months of this schedule are primarily driven by items that require Allegro to produce work product for PolarFab to review. Allegro will be requesting PolarFab's involvement in periodic reviews over that timeframe to insure that the technology definition and evolution is consistent with PolarFab's expectations in terms of manufacturing capability. It is agreed by both parties that activities associated with ABCD3 qualifications take priority if resource conflicts arise.

9.   DEVELOPMENT LOT PRICING (Includes NRE)

     Based on a 10 Piece Wafer Lot (Starts):

     First [***] Lots: $[***] Per Lot

     Next [***] Lots:  $[***] Per Lot

     Over [***] Lots:  $[***] Per Lot

     In addition to lot pricing, Allegro will be responsible for short loop costs at $[***] per layer.

10.  POLARFAB'S VIABILITY

     PolarFab and Allegro will agree to have some reasonable sort of last time buy wording.

     Allegro would be able to speak and negotiate with PolarFab's equipment lessor (if equipment is leased) or PolarFab's bank (if equipment is on loan). Allegro would attempt to negotiate a deal that in the event PolarFab went into bankruptcy, Allegro would have an option to purchase the equipment at a prenegotiated price. PolarFab should consider this as a positive option. In the event PolarFab were to go bankrupt, rather than the equipment leasing company taking the equipment to auction, Allegro would have the option to buy the equipment and, if appropriate, leave it in PolarFab's facility for production for Allegro. The equipment lessor may consider this attractive, in that Allegro might in effect guarantee the equipment lease. PolarFab supports Allegro having such arrangements with the equipment lessor and/or bank, and PolarFab will urge the equipment lessors/banks to enter into such arrangements with Allegro.

     In the event that Allegro is not successful negotiating this option with the equipment lessors or banks, PolarFab agrees to have wording in the contract that PolarFab will not give anyone else the right to purchase the equipment (including rights by Agere to purchase beyond Agere's current rights).

POLARFAB                                ALLEGRO MICROSYSTEMS, INC.


By: /s/ Dennis Gaetano                  By: /s/ Edward Lenard
    ---------------------------------       ------------------------------------
Title: VP Sales & Marketing,            Title: Purchasing Manager
       PolarFab                                ---------------------------------
       ------------------------------
Date: 11/9/01                           Date: 11/8/01
      -------------------------------         ----------------------------------

                                    EXHIBIT A

                                      [***]

                                    EXHIBIT B

                     List of Components Included in Technology


                                      [***]

                                      [***]

                                      [***]

                                      [***]

                                                                        10/10/01

                                    EXHIBIT C

                                      [***]